UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2013, CDW LLC (“CDW”) entered into a new seven-year $1,350.0 million senior secured term loan facility (the “Term Loan Facility”). The terms of the Term Loan Facility are set forth in the Term Loan Agreement, dated April 29, 2013, by and among CDW, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto (the “New Term Loan Agreement”). The New Term Loan Agreement replaces CDW’s prior senior secured term loan agreement, dated as of October 12, 2007, by and among CDW, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and the joint lead arrangers, joint bookrunners and co-syndication agents party thereto (as amended, modified or supplemented from time to time, the “Prior Term Loan Agreement”).

Borrowings under the Term Loan Facility bear interest at either (a) the alternate base rate (“ABR”) plus a margin or (b) LIBOR plus a margin; provided that for the purposes of the Term Loan Facility, LIBOR shall not be less than 1.00% per annum at any time. The margin is based upon CDW’s net leverage ratio as defined in the New Term Loan Agreement. The New Term Loan Agreement, among other things, (i) for ABR borrowings, reduces the range of applicable margins from 1.75%-3.00% to 1.25%-1.50%, (ii) for LIBOR borrowings, reduces the range of applicable margins from 2.75%-4.00% to 2.25%-2.50%, (iii) effectively extends the maturity of CDW’s senior secured term loans from 2014 (in the case of non-extended loans under the Prior Term Loan Agreement) and 2017 (in the case of extended loans under the Prior Term Loan Agreement) to 2020, (iv) eliminates all hedging requirements, (v) provides for quarterly amortization equal to 0.25% of the principal amount of the Term Loan Facility, (vi) increases the maximum amount of new incremental term loan commitments from $300,000,000 to $500,000,000, and (vii) eliminates the senior secured leverage ratio financial covenant.

In connection with the refinancing, certain amendments were made to the guarantee and collateral agreement pursuant to which CDW and CDW Finance Corporation’s Senior Secured Notes due 2018 are secured. The terms are set forth in the second amended and restated guarantee and collateral agreement, dated as of April 29, 2013, among CDW, the guarantors party thereto and Barclays Bank PLC, as collateral agent (the “Amended and Restated Collateral Agreement”).

The descriptions of the New Term Loan Agreement and the Amended and Restated Collateral Agreement contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the New Term Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, and the Amended and Restated Collateral Agreement, a copy of which is filed herewith as Exhibit 10.2, each of which is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

The discussion of the Prior Term Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the New Term Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of April 29, 2013, by and among CDW LLC, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto.

10.2	Second Amended and Restated Guarantee and Collateral Agreement, dated April 29, 2013, by and among CDW LLC, the guarantors party thereto and Barclays Bank PLC, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: May 1, 2013	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of April 29, 2013, by and among CDW LLC, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto.

10.2	Second Amended and Restated Guarantee and Collateral Agreement, dated April 29, 2013, by and among CDW LLC, the guarantors party thereto and Barclays Bank PLC, as collateral agent.